Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

January 2012 Performance Update

The Frontier Fund Supplement Dated January 31, 2012 to Prospectus Dated April 30, 2011 and the Supplement to the Prospectus Dated January 31, 2012.

The Frontier Fund Class 1 Original

T H E  F RO N T I E R  F U N D ’ S  G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

January performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	January 31, 2012 MTD	January 31, 2012 YTD	NAV/Unit
Balanced Series-1	-1.59%	-1.59%	$122.53
Balanced Series-1a	-1.55%	-1.55%	$106.77
Berkeley/Graham/Tiverton Series-1	-0.99%	-0.99%	$90.12
Currency Series-1	-0.37%	-0.37%	$70.21
Long/Short Commodity Series-1	-1.25%	-1.25%	$134.43
Winton/Graham Series-1	0.38%	0.38%	$105.12
Winton Series-1	0.40%	0.40%	$141.70

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of January 31, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(5,348,428.14)
Unrealized trading gain/(loss)	3,749,184.00
Less: commissions	(256,088.33)
Less: FCM fees	(119,063.24)
Foreign currency gain/(loss)	(18,881.77)
Interest income	33,491.73

Total Income	(1,959,785.75)
EXPENSES
Management fees	178,765.87
Incentive fees	275,178.43
Broker service fees	479,471.57

Total Expenses	933,415.87

Net Income (Loss)	$(2,893,201.62)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,476,131.34106	$183,785,318.33	124.50
Current month additions	345.18415	43,612.53
Current month redemptions	(14,085.54082)	(1,749,715.25)
Net Income (loss) for current month		(2,893,201.62)

Net Asset Value, end of current month	1,462,390.98439	$179,186,013.99	122.53

	Monthly rate of return		-1.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(70,871.02)
Unrealized trading gain/(loss)	51,071.05
Less: commissions	(3,479.87)
Less: FCM fees	(1,620.81)
Foreign currency gain/(loss)	(309.76)
Interest income	3,602.11

Total Income	(21,608.30)
EXPENSES
Trading fees	2,279.85
Management fees	2,434.26
Incentive fees	3,836.08
Broker service fees	6,526.78

Total Expenses	15,076.97

Net Income (Loss)	$(36,685.27)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	23,388.16416	$2,536,559.16	108.45
Current month additions	1.09629	120.68
Current month redemptions	(1,036.91830)	(113,405.57)
Net Income (loss) for current month		(36,685.27)

Net Asset Value, end of current month	22,352.34215	$2,386,589.00	106.77

	Monthly rate of return		-1.55%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(567,719.93)
Unrealized trading gain/(loss)	515,575.63
Less: commissions	(48,363.27)
Less: FCM fees	(22,531.64)
Foreign currency gain/(loss)	4,459.75
Interest income	5,875.76

Total Income	(112,703.70)
EXPENSES
Management fees	147,494.43
Incentive fees	—
Broker service fees	91,240.71

Total Expenses	238,735.14

Net Income (Loss)	$(351,438.84)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	386,533.46007	$35,180,631.05	91.02
Current month additions	35.81386	3,268.40
Current month redemptions	(6,126.26825)	(547,830.55)
Net Income (loss) for current month		(351,438.84)

Net Asset Value, end of current month	380,443.00568	$34,284,630.06	90.12

	Monthly rate of return		-0.99%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$—
Unrealized trading gain/(loss)	(784.54)
Less: FCM fees	(2,684.60)
Interest income	(93.63)

Total Income	(3,562.77)
EXPENSES
Management fees	—
Incentive fees	—
Broker service fees	10,927.66

Total Expenses	10,927.66

Net Income (Loss)	$(14,490.43)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	59,997.49232	$4,228,350.28	70.48
Current month additions	59.37140	4,238.23
Current month redemptions	(2,057.34368)	(145,854.83)
Net Income (loss) for current month		(14,490.43)

Net Asset Value, end of current month	57,999.52004	$4,072,243.25	70.21

	Monthly rate of return		-0.38%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(168,269.37)
Unrealized trading gain/(loss)	153,226.35
Less: commissions	(2,783.12)
Less: FCM fees	(2,491.22)
Foreign currency gain/(loss)	(134.66)
Interest income	7,145.24

Total Income	(13,306.78)
EXPENSES
Management fees	19,231.48
Incentive fees	739.72
Broker service fees	10,076.91

Total Expenses	30,048.11

Net Income (Loss)	$(43,354.89)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	30,551.38730	$4,159,047.64	136.13
Current month additions	15.30455	2,087.79
Current month redemptions	(5,513.89328)	(750,009.29)
Net Income (loss) for current month		(43,354.89)

Net Asset Value, end of current month	25,052.79857	$3,367,771.25	134.43

	Monthly rate of return		-1.25%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$331,994.11
Unrealized trading gain/(loss)	(83,233.90)
Less: commissions	(13,095.19)
Less: FCM fees	(16,009.64)
Foreign currency gain/(loss)	8,904.58
Interest income	8,352.80

Total Income	236,912.76
EXPENSES
Management fees	83,943.78
Incentive fees	(12.08)
Broker service fees	64,649.11

Total Expenses	148,580.81

Net Income (Loss)	$88,331.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	236,648.64740	$24,783,518.72	104.73
Current month additions	51.94813	5,575.21
Current month redemptions	(4,942.68533)	(514,255.67)
Net Income (loss) for current month		88,331.95

Net Asset Value, end of current month	231,757.91020	$24,363,170.21	105.12

	Monthly rate of return		0.38%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(37,829.09)
Unrealized trading gain/(loss)	347,969.97
Less: commissions	(2,367.52)
Less: FCM fees	(24,884.48)
Foreign currency gain/(loss)	8,546.22
Interest income	34,631.59

Total Income	326,066.69
EXPENSES
Management fees	72,325.76
Incentive fees	1,703.51
Broker service fees	100,742.71

Total Expenses	174,771.98

Net Income (Loss)	$151,294.71

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	271,704.17496	$38,345,799.11	141.13
Current month additions	127.40609	18,199.60
Current month redemptions	(2,180.65460)	(307,055.83)
Net Income (loss) for current month		151,294.71

Net Asset Value, end of current month	269,650.92645	$38,208,237.59	141.70

	Monthly rate of return		0.40%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(7,438,904.93)
Unrealized trading gain/(loss)	5,210,346.09
Less: commissions	(356,046.95)
Less: FCM fees	(165,531.64)
Foreign currency gain/(loss)	(26,248.97)
Interest income	56,903.27

Total Income	(2,719,483.13)
EXPENSES
Trading fees	7,508.53
Management fees	248,539.26
Incentive fees	382,097.99
Broker service fees	485,998.35

Total Expenses	1,124,144.13

Net Income (Loss)	$(3,843,627.26)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	1,953,014.07091	$255,432,077.24	130.79
Current month additions	1,246.53423	161,128.52
Current month redemptions	(19,331.49584)	(2,475,268.71)
Net Income (loss) for current month		(3,843,627.26)

Net Asset Value, end of current month	1,934,929.10930	$249,274,309.79	128.83

	Monthly rate of return		-1.50%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(639,194.94)
Unrealized trading gain/(loss)	581,386.95
Less: commissions	(54,477.65)
Less: FCM fees	(25,380.26)
Foreign currency gain/(loss)	5,023.47
Interest income	6,619.30

Total Income	(126,023.13)
EXPENSES
Management fees	166,131.12
Incentive fees	—
Broker service fees	91,240.71

Total Expenses	257,371.83

Net Income (Loss)	$(383,394.96)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	426,174.30550	$39,613,972.19	92.95
Current month additions	35.81386	3,268.40
Current month redemptions	(6,396.29912)	(578,032.77)
Net Income (loss) for current month		(383,394.96)

Net Asset Value, end of current month	419,813.82024	$38,655,812.86	92.08

	Monthly rate of return		-0.94%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$—
Unrealized trading gain/(loss)	(815.57)
Less: FCM fees	(2,739.92)
Interest income	(95.65)

Total Income	(3,651.14)
EXPENSES
Management fees	—
Incentive fees	—
Broker service fees	10,927.66

Total Expenses	10,927.66

Net Income (Loss)	$(14,578.80)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	61,036.29671	$4,319,357.03	70.77
Current month additions	59.37140	4,238.23
Current month redemptions	(2,196.74313)	(158,067.06)
Net Income (loss) for current month		(14,578.80)

Net Asset Value, end of current month	58,898.92498	$4,150,949.40	70.48

	Monthly rate of return		-0.41%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Currency Series

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(3,136,852.70)
Unrealized trading gain/(loss)	2,766,326.98
Less: commissions	(51,626.09)
Less: FCM fees	(88,016.36)
Foreign currency gain/(loss)	(2,735.94)
Interest income	131,258.85

Total Income	(381,645.26)
EXPENSES
Management fees	294,429.41
Incentive fees	8,718.03
Broker service fees	45,748.91

Total Expenses	348,896.35

Net Income (Loss)	$(730,541.61)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	499,966.47679	$70,960,727.21	141.93
Current month additions	10,063.71520	1,406,222.17
Current month redemptions	(10,117.26910)	(1,472,177.58)
Net Income (loss) for current month		(730,541.61)

Net Asset Value, end of current month	499,912.92289	$70,164,230.19	140.35

	Monthly rate of return		-1.11%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$412,544.14
Unrealized trading gain/(loss)	(104,113.13)
Less: commissions	(16,244.12)
Less: FCM fees	(19,856.49)
Foreign currency gain/(loss)	11,040.89
Interest income	10,358.80

Total Income	293,730.09
EXPENSES
Management fees	104,095.06
Incentive fees	—
Broker service fees	64,649.11

Total Expenses	168,744.17

Net Income (Loss)	$124,985.92

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	282,831.84601	$30,773,686.70	108.81
Current month additions	51.94813	5,575.21
Current month redemptions	(6,542.26306)	(721,193.05)
Net Income (loss) for current month		124,985.92

Net Asset Value, end of current month	276,341.53108	$30,183,054.78	109.22

	Monthly rate of return		0.38%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(49,472.64)
Unrealized trading gain/(loss)	455,144.71
Less: commissions	(3,092.64)
Less: FCM fees	(32,505.93)
Foreign currency gain/(loss)	11,165.57
Interest income	45,238.96

Total Income	426,478.03
EXPENSES
Management fees	94,451.07
Incentive fees	2,211.54
Broker service fees	100,742.71

Total Expenses	197,405.32

Net Income (Loss)	$229,072.71

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	342,278.73348	$50,048,124.52	146.22
Current month additions	127.40609	18,199.60
Current month redemptions	(2,199.89065)	(310,266.66)
Net Income (loss) for current month		229,072.71

Net Asset Value, end of current month	340,206.24892	$49,985,130.17	146.93

	Monthly rate of return		0.48%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton Series